PROXY                                                PROXY
CORNERCAP GROUP OF FUNDS
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [NOVEMBER 4, 2022]
THREE CANAL PLAZA, PORTLAND, ME 04101

CORNERCAP SMALL-CAP VALUE FUND

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of the above-mentioned Fund (the “Fund”) hereby appoints [ ] and [ ], or any one of them, true and lawful attorneys with power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on [November 4, 2022] at 1:00 p.m., Eastern Time, at the offices of the [Trust’s fund administrator,] [Atlantic Fund Services, Three Canal Plaza, Portland, ME 04101 and at any or all adjournments or postponements thereof. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements.

RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED. THIS PROXY CARD WILL BE VOTED AS INSTRUCTED. IF NO SPECIFICATION IS MADE AND THE PROXY CARD IS EXECUTED, THE PROXY CARD WILL BE VOTED “FOR” THE PROPOSAL SET FORTH ON THE REVERSE.

]

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE
CONTINUED ON THE REVERSE SIDE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!
VOTE THIS PROXY CARD TODAY!

THERE ARE 3 EASY WAYS TO VOTE YOUR PROXY

1.By Phone:
2.By Internet
3.By Mail

If possible please utilize Option 1 or 2 to ensure that your vote is received.

1.To approve an Agreement and Plan of Reorganization between CornerCap Group of Funds (the "Target Trust), on behalf of the CornerCap Small-Cap Value Fund (the "Target Fund), and Managed Portfolio Series (the “Acquiring Trust”), on behalf of the CornerCap Small Cap Value Fund (the “Acquiring Fund”), providing for: (A) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of the Acquiring Fund; (B) the distribution of such shares to the shareholders of the Target Fund; and (C) the liquidation and termination of the Target Fund.
FOR	AGAINST	ABSTAIN
☐	☐	☐

To transact any other business that may properly come before the Meeting or any adjournment thereof in the discretion of the proxies or their substitutes.

You may have received more than one proxy card due to multiple investments in the Fund.
PLEASE REMEMBER TO VOTE ALL OF YOUR PROXY CARDS!

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE UPPER PORTION IN THE ENCLOSED ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [NOVEMBER 4, 2022]

THE PROXY STATEMENT AND THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS FOR THIS MEETING
ARE AVAILABLE AT: [WWW.[ ].COM]